EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-9230 and Form S-8 No. 333-09380) pertaining to the Employee Stock Option Plans of Fundtech Ltd. and the Fundtech Corporation Employee 401(k) Plan of our report dated June 30, 1999, with respect to the financial statements of Biveroni Batschelet Partners AG included in this Current Report (Form 8-K/A) of Fundtech Ltd. filed with the Securities and Exchange Commission.



                                                 KOST, FORER and GABBAY
                                        A member of Ernst & Young International


Tel Aviv, Israel
July 21, 1999